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                                                                   EXHIBIT 10.34


                               CLARK/BARDES, INC.
                            2121 San Jacinto Street
                                   Suite 2200
                            Dallas, Texas 75201-7906


                                 July 24, 1998


Great-West Life & Annuity Insurance Company
8515 East Orchard Road
3rd Floor, Tower 2
Englewood, Colorado 80111
Attn: Structured Finance Investments

Life Investors Insurance Company of America
c/o AEGON USA Investment Management, Inc.
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5355
Attn: Director of Private Placements

Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attn: Corporate Fixed-Income Securities

Ladies and Gentlemen:

     We refer to the Note Agreement, dated as of September 8, 1997, between the undersigned Clark/Bardes, Inc., a Texas corporation ("CBI-TEXAS"), and each of you (as amended to date, the "SENIOR NOTE AGREEMENT"), and the Note and Warrant Purchase Agreement, dated as of September 8, 1997, between CBI-Texas and each of you (as amended to date, the "NOTE AND WARRANT PURCHASE AGREEMENT" and, together with the Senior Note Agreement, the "AGREEMENTS"). We also refer to the letter agreements, each dated as of June 11, 1998, between CBI-Texas and each of you, respectively (the "WARRANT LETTERS"), pursuant to which you have agreed to sell, and CBI-Texas has agreed to purchase, upon the terms and conditions set forth therein, the Common Stock Purchase Warrants (the "WARRANTS") of CBI-Texas issued to and held by you pursuant to the Note and Warrant Purchase Agreement. Capitalized terms used but not defined in this letter are used with the meanings given to such terms in the Agreements.

     It is contemplated that Clark/Bardes, Inc., a Delaware corporation ("CBI-DELAWARE"), will become the successor by merger to CBI-Texas. CBI-Texas prior to such merger, and CBI-Delaware after such merger, are each sometimes referred to in this letter as the "COMPANY". As you are aware, Clark/Bardes Holdings, Inc., a Delaware corporation ("CBH") which will own all of the outstanding capital stock of the Company, has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 in connection with the proposed initial public offering of common stock of CBH (the "IPO"). A copy of the Registration Statement, in the form furnished to each of you, is referred to in this letter as the "REGISTRATION STATEMENT".
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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 2



     Conditions. Your obligations under this letter are expressly conditioned upon the satisfaction of each of the following conditions precedent (except that in the case of the matters addressed in the first and second paragraphs of
Section 1 below, and in clauses (F), (K), (L), (M)(1) and (O) of Section VI below, only conditions (e) and (f) must be satisfied since such matters are not dependent upon the successful completion of the IPO):

          (a) The IPO shall have been consummated not later than December 31, 1998;

          (b) CBH shall have received net proceeds from the IPO (i.e., net of underwriting discounts and commissions and net of expenses payable in connection with the IPO) of at least $35,000,000;

          (c) CBH shall have contributed at least 95% of the net proceeds from the IPO to the Company;

          (d) The Company contemporaneously shall have purchased the Warrants from each of you as contemplated by the Warrant Letters;

          (e) The Company, CBH and you shall have executed all documentation that in your reasonable judgment is necessary or appropriate with respect to the matters herein contemplated, and you shall have received such legal opinions from counsel to the Company and CBH, and your special counsel, as you may reasonably request in connection with the transaction herein contemplated; and

          (f) No Default or Event of Default shall exist under the Agreements, both immediately prior to and immediately after giving effect to, the transactions herein contemplated.

     On the terms and subject to satisfaction of the conditions herein stated, you and the Company agree to modify the Agreements, the Notes issued thereunder and the Security Documents executed in connection therewith, as hereinafter set forth. Except as necessary to accomplish the matters addressed herein, the current provisions of the Agreements, the Notes and the Security Documents shall not be modified.

I.   Reorganization

     CBH is and will remain a holding company with no operations of its own. All operations will instead be conducted through the Company. In addition, a Texas entity will be incorporated for the purpose of marketing certain insurance products within the State of Texas. Although this entity will not be a Subsidiary of the Company, it will be owned by a principal of the Company and will be subject to a service and maintenance agreement substantially identical to the other such agreements to which the Company is a party. The Company will not have Subsidiaries, but will, instead, conduct all operations
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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 3


itself or will, where state law requires, enter into similar service and maintenance agreements with entities owned by a principal of the Company.

     In connection with the transactions described in the preceding paragraph, the Company's status as a Subchapter S corporation will terminate and the Company will become subject to federal and state income taxation as a Subchapter C corporation. In connection with the termination of its Subchapter S status, the Company intends to declare a dividend to its stockholders of $3,200,000 ($1.00 per share). The Company will enter into a tax agreement with existing stockholders providing for certain reciprocal indemnifications arising out of income tax adjustments as a result of the Company's change of its status to a Subchapter C corporation (the "TAX AGREEMENT"). Under the Tax Agreement, the Company would be entitled to indemnification from and would be required to indemnify stockholders for certain potential income tax liabilities as described at pages 14-15 and 25-26 of the Registration Statement.

     The Shareholders' Agreement is to be terminated in connection with the IPO. In this connection, the requirement of the final sentence of paragraph 5R of the Agreements that life insurance be maintained by the Company to fund redemptions of the Company's shares under the Shareholders' Agreement would be terminated. The requirement that the Company maintain at least $15,000,000 of key man insurance on the life of W.T. Wamberg, as required by paragraph 5R of the Agreements, would be maintained, as would the requirement that such policies be collaterally assigned to the Collateral Agent.

II.  Interest Rates

     The interest rate on the Company's 10.50% Senior Secured Notes due
August 9, 2002 (the "SENIOR SECURED NOTES") would be reset, at least five days prior to the effective date of the Registration Statement, to a rate that is 2.50% above the yield on a U.S. Treasury security maturing two years from the date on which the interest rate is reset. The interest rate on the Company's 11.00% Second Priority Senior Secured Notes due August 9, 2004 (the "SECOND PRIORITY SENIOR SECURED NOTES" and, together with the Senior Secured Notes, the "NOTES") would be reset at least five days prior to the effective date of the Registration Statement, to a rate that is 3.50% above the yield on a U.S. Treasury security maturing five years from the date on which the interest rate is reset.

III. Prepayments

     All prepayments of the principal amount of the Senior Secured Notes and the Second Priority Senior Secured Notes required or permitted by paragraph 4 of the Agreements would be permitted without the payment of a Yield Maintenance Amount.
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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 4


IV.  Collateral

     The Senior Secured Notes, the Second Priority Senior Secured Notes and all other obligations under the Agreements and related documents would be secured by a first priority security interest in favor of the Collateral Agent in the following collateral, including proceeds: All rights of the Company under agreements relating to the payment to it of fees, commissions and other amounts (including, without limitation, those payable under service and maintenance agreements), whether now existing or hereafter arising and whether or not earned by performance (including all renewals, and the commissions and fees to be purchased from W.T. Wamberg as described in Section VI(J) below), together with the proceeds thereof, except rights of the Company under agreements relating to the payment of commissions and fees, and the proceeds thereof, (i) in respect of renewal commissions and fees with respect to plans and policies sold by (a) the BCS division of the Company prior to the date the IPO is consummated or (b) the Schoenke Companies (as defined in Section V below) prior to the acquisition by the Company of the Schoenke Companies (it being understood that new plans and policies sold after the consummation of the IPO by the BCS division of the Company and new plans and policies sold after the acquisition of the Schoenke Companies by that portion of the Company's business that formerly consisted of the Schoenke Companies shall both constitute a portion of your security) and (ii) commissions, fees and the proceeds thereof arising from businesses acquired after the consummation of the IPO, which shall not constitute collateral. No junior or other liens would be permitted with respect to the collateral for the Notes, other than liens securing certain Indebtedness under a working capital revolving credit facility of the Company, as described below in section VI(A). The excepted assets could be collateral for other Indebtedness permitted by the Agreement. Renewals of plans and policies will occur within the division or other segment of the Company in which the original plan or policy was produced. The Company shall maintain a system of accounting and books and records which will permit the ready identification of collateral. The holders of the Notes would retain their respective offset and "super-priority" rights with respect to commissions payable by them and their affiliates. Appropriate arrangements to minimize commingling, intercreditor issues and impediments to the enforcement of the Noteholders' rights and remedies would be required. Collateral for the Notes and related obligations would also include the collateral assignment of key man life insurance described above in the first paragraph of Section I.

V.   Acquisitions

     Acquisitions could be made by the Company by asset purchase, merger or consolidation, for cash, stock, seller notes or any combination of the foregoing, so long as no Default or Event of Default would exist either immediately prior to or after giving effect to the transaction. Paragraph 6(G)(2) of the Agreements would be replaced by the total Indebtedness to consolidated capitalization test contemplated by Section VI(C) below. This would require compliance, among other things, with the financial convenants set forth in paragraphs 6A, 6C, 6D, 6E, and 6F. The acquisition of Schoenke & Associates Corporation. Schoenke & Associates Securities Corporation and Schoenke & Associates of Hawaii, L.P. (the "SCHOENKE

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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 5



COMPANIES") would be permitted provided that the purchase price is paid entirely with the proceeds from the IPO.

VI.  Miscellaneous Provisions

     (A) Working Capital Facility. The Company would be required to have a working capital facility of not less than $3,000,000 and not more than $15,000,000, which would be established no later than March 31, 1999. Up to $3,000,000 of Indebtedness under the working capital facility would be permitted to be secured by the collateral for the Notes, and the working capital facility would be subject to the clean-up requirements of paragraph 6G(3) of the Agreements.

     (B) Restricted Payments. The Company would be permitted to make Restricted Payments (whether in the form of repurchases of treasury stock or otherwise) while the Notes are outstanding in an aggregate amount not to exceed the sum of $1,000,000, plus 20% of the Consolidated Net Income (minus 100% in the case of a loss) of the Company, determined on the basis of a single accounting period commencing on the first day of the fiscal quarter in which the IPO is consummated.

     (C) Indebtedness Incurrence Limitation. The Agreements would be modified to include a new covenant under which future Indebtedness of the Company (whether assumed in connection with an acquisition, incurred in connection with an acquisition or otherwise incurred under the working capital facility or some other arrangement) would be subject to a total Indebtedness (including the Notes) to consolidated capitalization incurrence ratio of not more than 0.50 to
1.00. Consolidated capitalization would consist of consolidated Indebtedness and Consolidated Net Worth.

     (D) Benefit Plans. The Company would be permitted to modify its existing benefit plans to conform with the provisions of benefit plans of entities that may be acquired in the future.

     (E)  Medium Term Note and Convertible Subordinated Notes.  The Medium Term
Note in the original amount of $5,700,000 payable by the Company to Bank Compensation Strategies, Inc. could be prepaid by up to $1,000,000 in connection with the IPO. The amount of such prepayment would be applied to installments of principal in direct order of maturity. The Medium Term Note would remain secured by a first priority security interest in its existing collateral. In order to cause the exercise of conversion rights thereunder, the Company may offer to prepay the Convertible Subordinated Notes (and may prepay the Convertible Subordinated Notes if such prepayment offer is in fact accepted by the holders thereof); provided that any such prepayment offer must be made no later than three days after consummation of the IPO.

     (F) Employment Agreement; Stock Option Plan. The amendments to Mr. Todd's employment agreement described at pages 14 and 51 of the Registration Statement would be permitted, as would the
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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 6

revision of the Company's stock option plan to provide for a total of 540,830 shares of common stock (1,081,660 prior to the 1:2 reverse stock split preparatory to the IPO).

     (G) Seller Financing. If an acquisition is financed in whole or in part with financing provided by the seller, the seller financing Indebtedness must have a final maturity date on or after September 1, 2002 and a weighted average life to maturity greater than the weighted average life to maturity of the Senior Secured Notes at the time of the acquisition.

     (H) Interest Coverage Ratio. The interest coverage ratio covenant of paragraph 6E of the Agreements would be reduced to 2.00 to 1.00 effective December 31, 1999.

     (I) Reporting; Inspection. The reporting requirements of paragraphs 5A and 5C of the Agreements, which would apply to CBH and Subsidiaries, as well as to the Company, would be reduced along the lines indicated in the attached Exhibit A.

     (J) Wamberg Commissions. Notwithstanding the provisions of paragraph 6S of the Agreements, the Principal Office Agreement of W.T. Wamberg would be amended to provide for a cash payment by the Company of approximately $7,400,000 in return for a modification of the sharing of commissions and fee revenues under certain plans so that the Company, after such revision, would receive 50% and Mr. Wamberg 50% rather than the 31%/69% division now in effect.

     (K) CBH Guaranty. CBH would provide an unconditional, irrevocable guaranty of the Notes and other obligations under the Agreements and related documents. The guaranty would also contain representations and warranties, and also covenants, including the reporting requirements applicable to CBH, the total Indebtedness to consolidated capitalization debt incurrence ratio described above (with the consolidated figures to be for CBH and the Company), a prohibition on the creation of Subsidiaries or the making of Investments except through the Company, a requirement that at least 95% of the net proceeds of any future equity issuance by CBH be contributed to the Company as equity capital, various standard, non-financial covenants (e.g., maintenance of existence, compliance with laws, payment of taxes, etc.), and a prohibition on the creation of Liens with respect to stock of the Company.

     (L) CBH Defaults. Events of Default in the Agreements would be modified to include CBH (e.g., breach of guarantor covenants, misrepresentation by guarantor, cross-default to the guarantor Indebtedness, guarantor bankruptcy, etc.).

     (M)  Change in Control.

               (1) Regardless of whether the IPO is consummated, the Change in Control definition in the Agreements would be modified to refer to common stock of CBH.

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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 7



               (2) The Change in Control provisions of the Agreements would be modified to require that W.T. Wamberg and The Wamberg Organization, Inc., an Illinois corporation, together own at all times at least 10% of the outstanding and fully diluted common stock of CBH, with such amounts to be adjusted for stock splits, reverse splits and the effects of dilution from acquisitions and public offerings subsequent to the IPO.

       (N) Stock Options. The Agreement would be modified to eliminate restrictions on the granting of stock options.

       (O) Charter and Bylaw Amendments. The amendments to the Company's charter and bylaws described at pages 13 and 53-54 of the Registration Statement would be permitted.

       (P) Preferred Stock. CBH's charter would permit the issuance of preferred stock.

       Notwithstanding any provision of this letter or of the Warrant Letters, the provisions of the Warrants (including without limitation, the antidilution provisions thereof) will remain in full force and effect until the Warrants are repurchased in accordance with the provisions of the Warrant Letters.

       If you are in agreement with the foregoing, please sign in the space provided below and fax a copy of this letter to the Company at (214) 871-7690,
Attention: Melvin G. Todd.

                                   Very truly yours,

                                   CLARK/BARDES, INC.


                                   By:  /s/ MEL TODD
                                      -----------------------------
                                   Name:    MEL TODD
                                        ---------------------------
                                   Title:   PRESIDENT & CEO
                                         --------------------------
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Great-West Life & Annuity Insurance Company
Life Investors Insurance Company of America
Nationwide Life Insurance Company
July 24, 1998
Page 8




ACCEPTED AND AGREED TO
THIS 24TH DAY OF JULY, 1998


GREAT-WEST LIFE & ANNUITY INSURANCE
 COMPANY


By: /s/ ERNIE P. FRIESEN
   --------------------------------
Name:   Ernie P. Friesen
     ------------------------------
Title:  Assistant Vice President
      -----------------------------
        Investments


By: /s/ A.R. PURCHASE
   --------------------------------
Name:   A.R. Purchase
     ------------------------------
Title:  Vice President
      -----------------------------
        Investments


LIFE INVESTORS INSURANCE COMPANY OF
 AMERICA


BY: /s/ DAVID R. HALFPAP
   --------------------------------
NAME: David R. Halfpap
     ------------------------------
TITLE: Vice-President
      -----------------------------


NATIONWIDE LIFE INSURANCE COMPANY


BY: /s/ MARK W. POEPPELMAN
   --------------------------------
NAME: Mark W. Poeppelman
     ------------------------------
TITLE: Investment Officer
      -----------------------------